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                                                                   EXHIBIT 23.14

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Post-effective Amendment No. 2 to Form S-1 Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. dated February 6, 2001, and to the incorporation by reference of our report dated March 2, 2000, with respect to the consolidated financial statements of Falcon Communications, L.P. included in the Annual Report on Form 10-K of Charter Communications, Inc. for the year ended December 31, 1999 and in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. dated September 22, 2000, filed with the Securities and Exchange Commission.



     We also consent to the reference to our firm under the caption "Experts" in the Post-effective Amendment No. 2 to Form S-1 Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. dated February 6, 2001, and to the incorporation by reference of our report dated March 2, 2000, with respect to the combined financial statements of CC VII -- Falcon Systems included in the Annual Report on Form 10-K of Charter Communications, Inc. for the year ended December 31, 1999 and in Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. dated September 22, 2000, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

Los Angeles, California

February 6, 2001